UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005

SYNTAX-BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
BRILLIAN CORPORATION

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On November 30, 2005, Syntax-Brillian Corporation (formerly known as Brillian Corporation) (the “Company”) completed its pending merger with Syntax Groups Corporation, a privately held California corporation (“Syntax”), whereby a wholly owned subsidiary of the Company was merged with and into Syntax and Syntax became a wholly owned subsidiary of the Company (the “Merger”). A copy of the press release announcing the completion of the Merger is filed herewith as Exhibit 99.1. As consideration for the Merger, shareholders of Syntax received 1.5379 shares of Company common stock for each one share of Syntax common stock held by them on November 30, 2005 (the “Exchange Rate”). In the aggregate, shareholders of Syntax are entitled to receive approximately 34,309,988 shares of Company common stock which, based on the closing price of the Company’s common stock on November 30, 2005, had an aggregate market value of $193,508,332.
          In addition, each outstanding option to purchase shares of Syntax common stock was substituted for and became an option to purchase shares of Company common stock upon the same terms and conditions, provided that the number of shares and exercise price are adjusted to reflect the 1.5379 Exchange Rate. As previously disclosed, the Exchange Rate was calculated so that former shareholders of Syntax own approximately 70% and Company stockholders immediately prior to the merger own approximately 30% of the fully diluted shares of the combined companies at the closing of the Merger. In connection with the completion of the Merger, the Company also changed its name from Brillian Corporation to Syntax-Brillian Corporation and updated its form of stock certificate to reflect the name change and new CUSIP number. The new form of stock certificate is filed herewith as Exhibit 4.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          As a result of the completion of the Merger, Syntax became a wholly owned subsidiary of the Company. Syntax is party to a Business Loan Agreement with Preferred Bank (the “Loan Agreement”) which provides a credit facility of up to $20,000,000. Under the terms of the Loan Agreement, Syntax may borrow up to the lesser of $20,000,000 or 80% of the accounts approved and assigned to its factoring agent plus 40% of eligible inventory (up to $10,000,000)(the “Borrowing Base”), and provides for issuance of letters of credit up to $10,000,000, which are not included in the borrowing base. The Borrowing Base is subject to the following sub-limits (i) up to $5,000,000 for trust receipts and acceptances up to 90 days, and (ii) $10,000,000 for trust receipts and general working capital for up to 60 days. Outstanding amounts under the credit facility accrue interest at the rate of the bank’s prime rate index plus 0.50% (or 7.50% at September 28, 2005), and the maturity date of the loan is September 5, 2006. If an event of default occurs, Preferred Bank may accelerate all amounts due under the Loan Agreement. Events of default include the following: the failure to pay any outstanding amounts due under the Loan Agreement or to perform under the Loan Agreement; the bankruptcy or insolvency of Syntax; a lien is obtained on the assets of Syntax in excess of $100,000 that is not satisfied or dismissed; Syntax is in default under any other material agreement that results in acceleration of any indebtedness under such agreement; or a guarantor attempts to revoke or revokes its guaranty.
          The credit facility is secured by a lien on all the assets of Syntax. In addition, the following individuals have jointly and severally guaranteed the loan up to $10,000,000: Mr. James Ching Hua Li, former Chief Executive Officer of Syntax and current President and COO of the

Company; Mr. Thomas Man Kit Chow, former Chief Financial Officer of Syntax and current Chief Procurement Officer of the Company; Mr. Michael Chan, former director and Chief Operating Officer of Syntax and current Executive Vice President of the Company; Mr. Tony Tzu Ping Ho, former director of Syntax and current stockholder of the Company; and Mr. Roger Kao, former director of Syntax. In connection with the Loan Agreement, Syntax also agreed to provide a $10,000,0000 standby letter of credit from Hsinchu International Bank as additional security.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          In connection with the completion of the Merger, Messrs. Jack L. Saltich and David N.K. Wang resigned as directors of the Company effective November 30, 2005.
          In connection with the completion of the Merger, the Company increased the size of its board of directors to nine members. The following six individuals were appointed to fill the vacancies left by Messrs. Saltich and Wang and the increase in the size of the board of directors, effective on November 30, 2005: James Ching Hua Li, Man Kit Chow, Christopher C.L. Liu, Yasushi Chikagami, Max Fang, and Shih-Jye Cheng. The Company also appointed the new directors to its various committees to replace the resigning directors. Mr. Chikagami was appointed to the Audit Committee and the Compensation Committee. Mr. Fang was appointed to the Compensation Committee and the Nominations and Corporate Governance Committee. Mr. Cheng was appointed to, and will serve as Chairman of, the Nominations and Corporate Governance Committee.
          The Company also named new executive officers in connection with the completion of the Merger. Effective November 30, 2005, Mr. Li was named President and COO, and Mr. Chow was named Chief Procurement Officer of the Company. Mr. Vincent F. Sollitto, Jr. resigned as President but continues to serve as Chief Executive Officer and Chairman of the Company. Mr. Wayne A. Pratt continues to serve as Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company.
          Mr. Li, age 37, was the President and Chief Executive Officer of Syntax Groups Corporation from July 1, 2003 until the completion of the Merger, and co-founded Syntax Groups Corporation. Before joining Syntax, Mr. Li was the Director of OEM/ ODM Business and Executive Assistant to the Chairman and CEO from December 1998 to February 2003 at Elitegroup Computer Systems, a leading manufacturer of computer motherboards. From January 1997 to December 1998, he was General Manager at Chenbro America, Inc., a computer chassis manufacturer. From December 1989 to July 1996, he was the Senior Business Manager in the Global Procurement Office at Gateway Computer, a manufacturer of home and personal computers.
          Mr. Chow, age 43, was Chief Financial Officer of Syntax Groups Corporation from May 1, 2004 until the completion of the Merger. In October 1994, Mr.Chow co-founded Lasertech Computer Distributor, Inc., a distributor of computer equipment, and formerly a wholly owned subsidiary of Syntax, and served as its Chief Operating Officer until 2004. In 1996, he co-founded Warpspeed, a manufacturer of graphic display adapters. From 1990 to 1996, he was President of the QDI Group, a manufacturer of personal computer motherboards and graphic display cards, and a wholly owned subsidiary of Legend Holding Hong Kong. From 1989 to 1990, Mr. Chow was Sales Manager for Legend Holding Group, the largest personal computer company in China.

          As previously disclosed, in connection with the Merger, Messrs. Li, Chow, Sollitto, Pratt, and certain other officers of the Company, each entered into a two-year employment agreement with the Company that became effective on November 30, 2005. Under these agreements, the Company or the executive may terminate the executive’s employment at any time. If the Company unilaterally terminates the executive’s employment without cause, or the executive terminates his employment for good reason (as set forth in the agreements), the executive will receive his base salary for a period of two years after such termination, as well as continued insurance coverage for two years. If the Company terminates the employment for cause as a result of certain acts committed by the executive (as set forth in the agreements) or the executive terminates the employment without good reason, the executive will receive no further compensation under the agreement. In the event of a change of control of the Company, the executive may, at his option and upon written notice to the Company at any time within 12 months thereafter, terminate his employment, unless the change in control has been specifically approved by the board of directors and the provisions of the employment agreement remain in full force and effect and the executive suffers no reduction in his status, duties, authority, and compensation following the change of control. If the executive terminates his employment due to a change of control not approved by the Company’s board of directors or following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive his base salary for a period of two years after such termination, as well as any fringe benefits being received by him at the date of termination.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Because the former Syntax Groups Corporation shareholders own a majority of the outstanding capital stock of the Company as a result of the Merger, for accounting purposes, Syntax Groups Corporation is deemed to be the acquiror, the historical financial statements of Syntax Groups Corporation became the historical financial statements of the Company, and the Company adopted June 30 as its fiscal year, which was the Syntax Groups Corporation fiscal year end. The Company expects to file a form 10-Q to cover the transition period.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
          The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
          The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.
     (c) Shell Company Transactions.
          Not applicable.

     (d) Exhibits.

Exhibit
Number
4.1	Specimen of Common Stock Certificate

99.1	Press release from Brillian Corporation, dated November 30, 2005, entitled “Brillian Corporation Completes Merger with Syntax”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: December 6, 2005	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Specimen of Common Stock Certificate

99.1	Press release from Brillian Corporation, dated November 30, 2005, entitled “Brillian Corporation Completes Merger with Syntax”